                                                                  Exhibit 10.75

                    SEPARATION AGREEMENT AND GENERAL RELEASE

      THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Separation Agreement" or "Agreement") is made effective as of December 27, 2000, by and between New Century Financial Corporation ("New Century" or "Company"), a corporation with offices located at 18400 Von Karman, Suite 1000, Irvine, California 92612, and STEVE HOLDER ("Mr. HOLDER"), an individual, with reference to the following:

1. TERMINATION OF THE EMPLOYMENT AGREEMENT. New Century and Mr. HOLDER voluntarily agree mutually to terminate Mr. HOLDER's Employment Agreement ("Employment Agreement"), dated January 1, 1999, with New Century, pursuant to the terms and conditions of this Agreement. Accordingly, Mr. HOLDER's employment with New Century will terminate, effective December 27, 2000. In this regard, both New Century and Mr. HOLDER expressly waive the termination and notice requirements concerning the termination of his employment contained in the Employment Agreement and its amendments.

2. WRITTEN RESIGNATIONS. In connection with the termination of the Employment Agreement, Mr. HOLDER agrees to submit written resignations, effective December 27, 2000, from all of his positions as a Member of the Board of Directors and as an Officer of the Company within five (5) business days of his execution of this Agreement.

3. SEVERANCE PAYMENT AND BENEFITS. In consideration of Mr. HOLDER's agreement to enter into this Agreement, New Century agrees to provide Mr. HOLDER the following severance payment and benefits ("the Severance Package"):

      3a. SEVERANCE PAYMENTS. The Company will pay Mr. HOLDER: An initial payment of One Hundred Thousand Dollars ($100,000) and twelve (12) monthly payments in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500) each. The initial payment and monthly payments for January and February 2001 will be made upon the expiration of the revocation period referred to in Section 11c, below, after Mr. HOLDER executes this Agreement, and thereafter on the last day of each month, commencing on March 31, 2001 and ending on December 31, 2001. In addition, on January 15, 2002, the Company will pay Mr. HOLDER One Hundred Thousand Dollars ($100,000), and on February 15, 2002, the Company will pay Mr. HOLDER a final payment of One Hundred Thousand Dollars ($100,000).

            All payments shall be subject to applicable withholding. In addition, the Company's payment obligation will be contingent upon Mr. HOLDER's continued compliance with the terms of this Agreement and Mr. HOLDER's Consulting Agreement with the Company, attached hereto as Appendix A.

      3b. STOCK OPTIONS. The Compensation Committee of the Company's Board of Directors will permit Mr. HOLDER to remain a participant under the Company's 1995 Stock Option Plan in accordance with the terms of the Consulting Agreement referred to in Paragraph 3c below. This will allow Mr. HOLDER's June 1997, July 1998 and February 1999 stock option awards under the Stock Option Plan to remain outstanding and to continue to vest in accordance with the applicable award agreement.

      3c.   CONSULTANT STATUS. Mr. HOLDER agrees that upon the termination of his employment at New Century, he shall become a Consultant to the Company, according to the terms set out in the Consulting Agreement, attached hereto as Appendix A.

4. GENERAL RELEASE BY MR. HOLDER. For and in consideration of the Severance Package described in Paragraph 3, and other good and valuable consideration:

      4a.   Mr. HOLDER hereby voluntarily, knowingly and willingly releases, acquits and forever discharges New Century and each of its former, current and future parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, and each of its and their respective venturers, attorneys, representatives, predecessors, successors, assigns, owners, and servants, from any and all claims, costs or expenses of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, including, without limitation, any discrimination claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, the California Fair Employment & Housing Act, the California Labor Code or common law, which against any or all of them Mr. HOLDER ever had, now has or hereinafter may have, up to and including the date of his execution of this Agreement, including, without limitation, those arising out of or in any way related to Mr. HOLDER's employment at New Century, his Employment Agreement, or the termination of his employment.

      4b.   It is a condition hereof, and it is Mr. HOLDER's intention in the execution of the General Release in subparagraph 4.a. above, that the same shall be effective as a bar to each and every claim hereinabove specified, and in furtherance of this intention, Mr. HOLDER hereby expressly waives any and all rights and benefits conferred upon him by Section 1542 of the California Civil Code, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor.


5. GENERAL RELEASE BY THE COMPANY. For and in consideration of the General Release in Paragraph 4, and other good and valuable consideration:

      5a.   New Century hereby voluntarily, knowingly and willingly releases, acquits and forever discharges Mr. Holder and each of his representatives, attorneys, heirs, distributees, devisees, legatees, executors, administrators, successors and assigns, from any and all claims, costs or expenses of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, arising out of or in any way related to Mr. HOLDER's employment at New Century, his Employment Agreement, or the termination of his employment.

      5b.   It is a condition hereof, and it is New Century's intention in the execution of the General Release in subparagraph 5.a. above, that the same shall be effective as a bar to each and every claim hereinabove specified, and in furtherance of this intention, New Century hereby expressly waives any and all rights and benefits conferred upon it by Section 1542 of the California Civil Code, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor.

6. COVENANT NOT TO SUE. Mr. HOLDER and New Century each agrees that he or it will not make, assert or maintain against any person, firm, corporation or entity included in the General Releases in Paragraph 4 and 5, above, any claim, demand, action, suit or proceeding arising out of, related to or in any manner whatsoever connected with the claims and other matters therein released.

7.    CONFIDENTIALITY, NON-COMPETITION AND NONDISCLOSURE.

      7a. CONFIDENTIALITY. Mr. HOLDER will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Mr. HOLDER's own benefit any trade secrets or confidential information relating to the Company's or its affiliates' business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company, its affiliates or any of their clients, customers, consultants, licensees, or affiliates, known, learned, or acquired by Mr. HOLDER during the period of his employment by the Company (collectively "Confidential Information"). For the purposes of this Agreement, Confidential Information does not include (i) information that has been disclosed publicly by the Company,
(ii) information that Mr. HOLDER had in his possession prior to the formation of the Company, and (iii) information that is or becomes available from other sources.

      7b. RETURN OF CONFIDENTIAL MATERIAL. Mr. HOLDER shall promptly deliver to the Company on termination of his employment with the Company, whether or not for cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, and any other documents of a confidential nature belonging to the

Company or its affiliates, including all copies of such materials which Mr. HOLDER may then possess or have under his control. Upon termination of Mr. HOLDER's employment by the Company, Mr. HOLDER shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

      7c. NO COMPETING EMPLOYMENT. Until December 31, 2001, Mr. HOLDER shall not, unless he receives the prior written consent of the Company, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial assistance to, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such time directly competes with, or intends to compete with, the Company or its affiliates in the business of underwriting, purchasing, securitizing, selling or servicing subprime credit grade secured loans or any other principal line of business engaged in by the Company at the time of such termination (a "Competing Company"). Notwithstanding the foregoing, Mr. HOLDER shall be entitled to own securities of any entity if such securities are registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and, upon approval of the Company's Board of Directors, Mr. HOLDER shall be entitled to purchase securities of a Competing Company entity if such securities are offered to investors irrespective of any employment or other participation in the entity by the investor. In addition, Mr. HOLDER may engage in any of the businesses described in Appendix B attached hereto without violating this Section 7c.

      7d. PROHIBITION ON SOLICITATION OF CUSTOMERS. Until December 31, 2001, Mr. HOLDER shall not, directly or indirectly, either for Mr. HOLDER or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company or its affiliates, nor shall MR. HOLDER interfere with or disrupt or attempt to interfere with or disrupt any such relationship.

      7e. PROHIBITION OF SOLICITATION OF THE COMPANY'S EMPLOYEES OR INDEPENDENT CONTRACTORS AFTER TERMINATION. Until December 31, 2001, Mr. HOLDER shall not directly or indirectly solicit any of the Company's or its affiliates' employees, agents, or independent contractors to leave the employ of the Company or its affiliates for a competitive company or business, and Mr. HOLDER will not in any capacity, directly or indirectly, hire or cause to be hired, any the Company's or its affiliates' current or former employees, who voluntarily terminate their employment, for a period of at least one hundred twenty (120) days after the termination of their employment with the Company or its affiliates. This employee hiring prohibition will not apply to any employee which the Company or its affiliates terminates. If Mr. HOLDER breaches this provision, whether intentionally or inadvertently, he shall have fifteen (15) days from the earlier of (i) his discovery of the breach or (ii) his receipt of written notice from the Company about the breach, in which to cure the breach. The Company's notice under clause (ii) in the preceding sentence must be delivered within 90 days after the applicable employee has commenced the employment deemed to breach this Paragraph 7e.

      7f. RIGHT TO INJUNCTIVE AND EQUITABLE RELIEF. Mr. HOLDER's obligations not to disclose or use Confidential Information and to refrain from the solicitations and other prohibited actions described in Sections 7a through 7e of this Agreement are of a special and unique character which gives them peculiar value. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event Mr. HOLDER breaches such obligations. Therefore, Mr. HOLDER expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of Mr. HOLDER and the rights and remedies of the Company under this Section are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

      7g. NO VIOLATION OF OTHER AGREEMENTS. Mr. HOLDER represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to (i) not compete or interfere with the business of a former employer (which term for purposes of this Section 7g shall also include persons, firms, corporations and other entities for which Mr. HOLDER has acted as an independent contractor or consultant), (ii) not solicit employees, customers or vendors of any former employer or (iii) keep in confidence proprietary information acquired by Mr. HOLDER in confidence or in trust prior to Mr. HOLDER's employment with the Company.

8. MR. HOLDER'S OFFICE. Mr. HOLDER agrees to vacate his New Century office on or before January 1, 2001. Mr. HOLDER will return all Company property (except his Mercedes lease, as stated below) to New Century on or before that date.

      The Company will forward all personal mail, telephone calls, and emails that may be sent to Mr. HOLDER after he vacates his office to 2967 Michelson, G-411, Irvine, CA 92612 for a period of twelve (12) of months, to and including December 27, 2001.

Mr. Holder will assume all payments and other obligations with respect to his Mercedes lease, but until such assumption is complete, the Company may deduct all such amounts from the Severance Package payments due hereunder

9. NON-DISPARAGEMENT . Mr. HOLDER agrees that he will not at any time make or publish any negative, derogatory or disparaging remarks, either orally or in writing, regarding the Company, its products, officers, affiliates or employees to any persons or entities. New Century agrees that its senior executives will not at any time make or publish any negative, derogatory or disparaging remarks, either orally or in writing, regarding Mr. HOLDER.

10. COOPERATION IN PROCEEDINGS. Mr. HOLDER agrees to cooperate fully with the Company, its attorneys and other representatives in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits or other proceedings by, against or involving the Company or its affiliates relating to the period during which Mr. HOLDER was employed by the Company or relating to matters of which Mr. HOLDER has or should have knowledge or information. This includes making himself available in and around Southern California and to be interviewed by and to cooperate fully with the Company and its representatives in connection with potential or actual litigation, including discovery and trial preparation and proceedings. In the event that Mr. Holder is asked to cooperate in any of these proceedings and he in fact does so, such time that Mr. Holder spends shall be considered consulting services for the purposes of the Consulting Agreement, Appendix A.

11.   MISCELLANEOUS.

            11a. Mr. HOLDER and New Century each represents and warrants that he and it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any claim or other matter herein released. Mr. HOLDER and New Century each agrees to indemnify the other and anyone else herein released and hold them harmless against any claims, costs or expenses, including, without limitation, attorneys' fees actually paid or incurred, arising out of, related to or in any manner whatsoever connected with any such transfer or assignment or purported or claimed transfer or assignment.

            11b. Mr. HOLDER and New Century agree to attempt in good faith to resolve any dispute, controversy or claim (a "Dispute") between them involving the interpretation of this Agreement, the obligations of a party hereto, or the breach thereof. If, notwithstanding such efforts, within twenty (20) days after one party gives the other party notice of the Dispute, which notice shall contain a reasonable description of the Dispute, the parties cannot resolve such Dispute, then the Dispute will be settled by binding arbitration in accordance with the employment dispute arbitration rules of JAMS/ENDISPUTE. There will be one arbitrator mutually selected by the parties within ten (10) business days from the date of notification made to one of the parties of the other party's request for arbitration. If the parties fail to agree upon an arbitrator within such ten (10) days, JAMS/ENDISPUTE wll promptly appoint the arbitrator in accordance with its rules. The place of the arbitration will be in Orange County, California, United States of America. The arbitrator will have at least 10 years experience in employment disputes. The arbitration will commence within 30 business days after appointment of the arbitrator and will continue uninterrupted unless otherwise suspended by the arbitrator for good cause, for not longer than 90 days (including without limitation any discovery permitted by the arbitrator). The arbitrator will, within such 90-day period, render a written decision with findings of fact and conclusions of law and deliver such decision to the parties. The resulting arbitration will be binding and judgment upon the award rendered by the arbitrator may be enforced in the Superior Court of the County of Orange, California or the United States District Court for the Central District of California. The prevailing party in such arbitration, and subsequent enforcement thereof, will be entitled to recover from the other party all costs and expenses (including reasonable attorneys' fees and costs) incurred. Notwithstanding the foregoing, nothing contained in this Section 11b will prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or temporary equitable relief in any court of competent jurisdiction. In such circumstances, however, all obligations under this Agreement, including, without limitation, the General Release and Covenants Not to Sue in Paragraphs 4 and 5, above, shall remain in full force and effect.

            11c. Pursuant to the Older Workers Benefit Protection Act, Mr. HOLDER has twenty-one (21) days from his receipt of this Agreement to consider its terms before signing it. In this regard, Mr. HOLDER acknowledges that (i) he is not waiving any rights or claims that may arise after the date she executes this Agreement and (ii) NEW CENTURY has advised him to consult with an attorney prior to signing this Agreement. This Agreement shall become effective seven (7) days after he signs it. During this seven (7) day period, Mr. HOLDER may revoke his consent to this Agreement, in which case this Agreement becomes null and void. NEW CENTURY will not make the Severance Payments referred to in Paragraph 3a, above, until the expiration of this revocation period, without Mr. HOLDER having exercised his right of revocation.

            11d. This Agreement sets forth the entire agreement between Mr. HOLDER and NEW CENTURY and fully supersedes any and all prior agreements or understandings between them pertaining to the subject matter of this Agreement. It may not be altered, modified, amended or changed, in whole or in part, except in a writing executed by Mr. HOLDER and NEW CENTURY.

            11e. Should any provision or term, or part of a provision or term, of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, provisions or terms shall not be affected thereby and said illegal or invalid part, provision or term shall not be deemed to be a part of this Agreement.

            11f. This Agreement shall be governed by the laws of the State of California.



      IN WITNESS HEREOF, this Agreement is effective as of the date first stated above.

      "NEW CENTURY"                       "Mr. HOLDER"
New Century Financial Corporation



By: /s/ Robert K. Cole                    By: /s/ Steven Holder
   ---------------------------               ----------------------
    Robert K. Cole                           Steven Holder
    Chief Executive Officer

Dated:  March 9, 2001                    Dated:  March 9, 2001

                                   APPENDIX A
                              CONSULTING AGREEMENT



    THIS AGREEMENT ("Consulting Agreement") is made as of December 27, 2000 between New Century Financial Corporation (the "Company"), a corporation with offices located at 18400 Von Karman, Suite 1000, Irvine, California 92612, and Steven Holder (the "Consultant"), an individual with an address at 2967 Michelson, G-411, Irvine, CA 92612.


                                    RECITALS

      WHEREAS, the Company has engaged the Consultant to provide consulting services to the Company, and the Consultant desires to provide such consulting services to the Company, for the period provided herein upon the terms and conditions previously agreed and set forth herein;

                              CONSULTING AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Consultant hereby agree as follows.

      1. CONSULTING PERIOD. The Consultant's engagement will commence on the effective date of this Consulting Agreement through December 31, 2001. The Consultant will make himself available to provide mortgage lending operations-related consulting services for up to ten (10) hours each month during the term of the Consulting Agreement. The Consultant or the Company may terminate the Consulting Agreement with or without cause. If the Consultant terminates the Consulting Agreement for any reason, the Company's payment obligations will end on the termination date. If the Company terminates the Consulting Agreement without cause, the Consultant shall be entitled to the payments and other rights set forth in Section 3, below. If the Company terminates the Consulting Agreement for cause, as defined in Section 4, below, then the Consultant will not be entitled to any further payments.

      2. DUTIES. The Consultant has agreed to render consulting services to the Company, as requested by the Company from time to time, which services will generally be rendered in Orange County, California, except for such times the Consultant may be engaged in other business activities during the Consulting Period, and the Company will reasonably cooperate with the Consultant in scheduling the performance of his duties so as to minimize the interference with such other duties; however, the Consultant agrees (i) to consult with the Company on a first priority basis and to devote as much time as necessary to fulfill the requirements of his duties and (ii) not to engage in other business activities (except those activities specifically stated in Appendix B to the parties' Separation Agreement and General Release), while a consultant to the Company, which would conflict with the performance of his duties under this Consulting Agreement or for any third party that is engaged in a similar business to the Company. In performing his duties for the Company, the Consultant will report to the Chief Executive Officer of the Company, as well as such other employees of the Company as may be designated by the Chief Executive Officer of the Company from time to time. The Consultant will perform the consulting services at such locations as the parties may agree to be appropriate with regard to a particular assignment.

      3. COMPENSATION. As compensation for the consulting services to be rendered under this Consulting Agreement, the Company agrees to pay the Consultant Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month for twelve (12) months. The first paymentS for January and February 2001 shall be made within ten (10) business days of the Consultant's return of the executed Consulting Agreement to the Company. Thereafter, payments will be made on the last day of each month, from March 31, 2001. The Company will permit all of the Consultant's stock options granted in June 1997, July 1998 and February 1999 under the 1995 Stock Option Plan to continue to remain outstanding and vest until the expiration or earlier termination of the Consulting Agreement, except that if Company terminates this Consulting Agreement without "cause" (as defined in Paragraph 4, below), the Company will permit such stock options to continue to vest as provided in Paragraph 4. The Consultant's May 1997 stock options under the 1995 Stock Option Plan and $3.50 options that were issued outside the 1995 Stock Option Plan will not be covered by this arrangement.

      4. TERMINATION. The Consulting Period may be terminated by written notice by either party upon thirty (30) days' prior notice. The Consulting Period may also be immediately terminated at the option of the Company prior to the end of the Consulting Period, by notice to the Consultant, for cause. "Cause" includes (i) dishonesty, gross negligence, or malfeasance by the Consultant in the performance of his duties, (ii) acts which are materially injurious to the reputation, business, or goodwill of the Company, (iii) the failure of the Consultant to substantially perform his duties hereunder, or (iv) the breach by Consultant of his obligations under this Consulting Agreement or any other agreement with the Company. In the event of the termination of this Consulting Agreement without cause by the Company, it shall pay the Consultant the remainder of his compensation pursuant to the terms of Paragraph 3, above, and the Consultant's stock options will continue to vest through the scheduled expiration date of this Consulting Agreement. In the event of the termination of this Consulting Agreement for cause by the Company, the Consultant shall be entitled to all compensation for his consulting services which is due and payable up to and including the date of termination. Payments for his consulting services through the date of termination shall be the Consultant's sole remedy under this Consulting Agreement.

      5. INDEPENDENT CONTRACTOR. It is the express intention of the parties that the Consultant render his services hereunder in the capacity of an independent contractor and that the Company will not have the right to direct, control, or supervise the Consultant in the performance of such services. In keeping with this status, the Consultant will be free to control his method of work within the framework of his obligation to the Company. The Consultant will not be treated as an employee, officer, or agent of the Company for any purpose, and, except as otherwise set forth in Section 3 hereof and the Separation Agreement, the Consultant will not participate in or have any rights under any employee benefit plans or other compensation arrangements maintained by the Company for its employees. It is also understood that the Consultant will not have the power or authority to supervise, direct or manage any employee of the Company, or to enter into contracts on behalf of the Company or to borrow or incur debts or liabilities on behalf of the Company of any kind or nature whatsoever. The Consultant will be responsible for obtaining all necessary licenses, permits and visas for the conduct of the Consultant's business and in all other ways to fully comply with the requirements of applicable laws. The Consultant will provide his own business cards indicating his trade name or, with the permission of the Company, that he is on assignment to the Company.

      6. CONFIDENTIALITY. The Consultant agrees to keep secret and retain in the strictest confidence all confidential matters of the Company and its clients and not to disclose any such information to anyone outside of the Company, except in the course of performing the consulting services hereunder or as may be required by law. The Consultant also agrees that all records, files and other memoranda made or kept by the Consultant in connection with the consulting services rendered by the Consultant under this Consulting Agreement shall be the exclusive property of the Company. The Consultant agrees to return to the Company all records, documents, files and other records relating to the business of the Company and its clients and all copies thereof in whatever media. The Consultant also agrees to execute the Company's standard form of non-disclosure agreement for independent contractors.

      7. SURRENDER OF BOOKS AND RECORDS. All documents, notes, data, reference materials, marketing plans, customer lists, memoranda, course materials, documentation, and records in any way incorporating or reflecting any of the products and results of the Consultant's services hereunder, and all proprietary rights therein, including without limitation copyrights, will, as between the Company and the

Consultant, belong to the Company, and the Consultant agrees to deliver all copies of such materials in the Consultant's control to the Company upon request or upon termination of the Consultant's engagement with the Company. Consultant agrees that on the termination of his engagement with the Company in any manner, he will participate in an exit interview conducted by a representative of the Company.

      8. PROPRIETARY INFORMATION OF FORMER EMPLOYERS. In providing services to the Company under this Consulting Agreement, Consultant agrees that he will not use or disclose any confidential or proprietary information or trade secrets belonging to his former employers or any other persons, and will not bring into the Company's premises any non-published document or any other property belonging to any such persons, unless consented to in writing by such persons.

      9. POWER TO ENTER INTO CONSULTING AGREEMENT . The Consultant represents and warrants that he is free to enter into this Consulting Agreement and that his performance of services under this Consulting Agreement will not result in a breach of, or constitute a default under, any agreement or understanding to which the Consultant is a party or by which he may be bound.

      10. NON-COMPETITION. During the term of this Consulting Agreement, the Consultant shall not, unless he receives the prior written consent of the Company, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial assistance to, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such time directly competes with, or intends to compete with, the Company or its affiliates in the business of underwriting, purchasing, securitizing, selling or servicing subprime credit grade secured loans or any other principal line of business engaged in by the Company at the time of such termination (a "Competing Company"). Notwithstanding the foregoing, the Consultant shall be entitled to own securities of any entity if such securities are registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and, upon approval of the Company's Board of Directors, the Consultant shall be entitled to purchase securities of a Competing Company entity if such securities are offered to investors irrespective of any employment or other participation in the entity by the investor. In addition, the Consultant may engage in any of the businesses described in Appendix B attached to his Separation Agreement and General Release without violating this Section 10. 11. RIGHT TO INJUNCTIVE AND EQUITABLE RELIEF. The Consultant's obligations not to disclose or use Confidential Information and to refrain from competition described in Sections 6 and 10 of this Consulting Agreement are of a special and unique character which gives them peculiar value. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Consultant breaches such obligations. Therefore, the Consultant expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach, in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Consultant and the rights and remedies of the Company under this Section are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

      12. NO WITHHOLDING. The Consultant acknowledges that all payments to be made hereunder will be made without any deduction by the Company for federal, state, and local payroll, withholding and social security taxes, or any unemployment and workers' compensation insurance costs, all of which taxes and deductions will remain the exclusive responsibility of the Consultant.

      13. NO ASSIGNMENT OR WAIVER. The Consultant may not assign any of his rights or delegate any of his duties under this Consulting Agreement . Any attempted assignment in violation of this provision will be void. The failure of a party to insist upon strict adherence to any term of this Consulting Agreement on any occasion will not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Consulting Agreement . Any waiver must be in writing.

      14. ENTIRE AGREEMENT. This Consulting Agreement contains the entire agreement between the Consultant and the Company with respect to the consulting services to be provided by the Consultant. It may not be changed orally, but only by a written agreement signed by each of the parties. This


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

Consulting Agreement supersedes all prior discussions, negotiations, agreements, and understandings between the parties with respect to the transactions contemplated herein.


      15. NOTICES. Any notice required or permitted to be given under this Consulting Agreement will be in writing and will be (i) personally delivered,
(ii) transmitted by mail, postage prepaid, registered or certified, return receipt requested, (iii) transmitted by an overnight courier of recognized international reputation, or (iv) transmitted by telecopier (with confirmation by airmail), to the other parties as follows, as elected by the party giving such notice:

To the Company:                         New Century Financial Corporation
                                        18400 Von Karman, Suite 1000
                                        Irvine, CA 92612
                                        Facsimile No.: (949) 440-7033
                                        Attn:  Mr. Robert K. Cole



To the Consultant:                      Steven Holder
                                        2967 Michelson, G-411
                                        Irvine, CA 92612
                                        Facsimile No.: (949) 376-8749


            Except as otherwise specified herein, all notices and other communications will be deemed to have been duly given on the date of actual receipt when sent in accordance herewith. Any party hereto may change its address for purposes hereof by notice as aforesaid to the other parties hereto.

      16. GOVERNING LAW. This Consulting Agreement and the rights and obligations of the parties hereunder will be governed by, and construed and interpreted in accordance with, the laws of California without giving effect to the choice of law provisions thereof. Solely for purposes relating to seeking equitable relief set forth in Section 16 hereof, each party hereby submits to the non-exclusive jurisdiction of the courts of California in respect of any claim or matter arising under this Consulting Agreement .

      17. ARBITRATION. All disputes, controversies, and claims between the parties under this Consulting Agreement involving its interpretation, the obligations of a party hereto, or the breach thereof will be settled by binding arbitration in accordance with the employment dispute arbitration rules of JAMS/ENDISPUTE. There will be one arbitrator mutually selected by the parties within ten (10) business days from the date of notification made to one of the parties of the other party's request for arbitration. If the parties fail to agree upon an arbitrator within such ten (10) days, JAMS/ENDISPUTE will promptly appoint the arbitrator in accordance with its rules. The place of the arbitration will be in Orange County, California, United States of America. The arbitrator will have at least 10 years experience in employment disputes. The arbitration will commence within 30 business days after appointment of the arbitrator and will continue uninterrupted unless otherwise suspended by the arbitrator for good cause, for not longer than 90 days (including without limitation any discovery permitted by the arbitrator). The arbitrator will, within such 90-day period, render a written decision with findings of fact and conclusions of law and deliver such decision to the parties. The resulting arbitration will be binding and judgment upon the award rendered by the arbitrator may be enforced in the Superior Court of the County of Orange, California or the United States District Court for the Central District of California. The prevailing party in such arbitration, and subsequent enforcement thereof, will be entitled to recover from the other party all costs and expenses (including reasonable attorneys' fees and costs) incurred. Notwithstanding the foregoing, nothing contained in this Section 16 will prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or temporary equitable relief in any court of competent jurisdiction.

      18. COUNTERPARTS. This Consulting Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      19. HEADINGS. The headings of the Sections of this Consulting Agreement are inserted for convenience of reference only and do not constitute a part hereof or affect in any way the meaning or interpretation of this Consulting Agreement .

      20. SEVERABILITY. In the event that any one or more of the provisions of this Consulting Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any of the other provisions hereof, which will nevertheless remain in full force and effect, and this Consulting Agreement will be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

      IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above set forth.

                                    NEW CENTURY FINANCIAL CORPORATION
Dated:___________________


                                    ---------------------------------
                                    Robert K. Cole
                                    Chief Executive Officer




Dated:____________________          CONSULTANT


                                    ------------------------------------
                                    Steven Holder


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